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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2002

LIFE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

0-22193
(Commission File No.)

DELAWARE (State or Other Jurisdiction of Incorporation)	33-0743195 (IRS Employer Identification No.)
10540 Magnolia Avenue, Suite B, Riverside, CA (Address of Principal Executive Offices)	92503-1814 (Zip Code)

(909) 637-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 1 (b) Change of Control

    Life Financial Corporation (the "Company") announced that the shareholders of the Company approved the transaction with New Life Holdings, LLC to issue $12,000,000 in notes and warrants to purchase 1,166,400 shares, which, if exercised would represent 47% of the Company's common stock. In addition, the Company received notification from the Office of Thrift Supervision that the H(e)1 Change in Control application filed by New Life Holdings, LLC has been approved.

    The closing of the transaction is expected to take place on or before January 18, 2002. The Company intends to utilize the proceeds from the issuance of the notes to infuse capital into Life Bank, its wholly owned subsidiary, purchase certain assets from the Bank and settle other obligations.

ITEM 7. EXHIBITS

Press release dated January 10, 2002

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIFE FINANCIAL CORPORATION
Dated: January 11, 2002	By:	/s/ STEVEN R. GARDNER Steven R. Gardner President and Chief Executive Officer

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SIGNATURES